UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                Date of report (Date of earliest event reported)

                                  May 22, 2006

                                VTEX Energy, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

                   000-22661                        76-0582614
           (Commission File Number)       (IRS Employer Identification No.)

                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
              (Address of Principal Executive Offices and Zip code)

                                 (713) 773-3284
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
       Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
       Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Background

On October 7, 2005, VTEX Energy, Inc. and its wholly owned subsidiary, Viking International Petroleum, PLC, (collectively the "Company") entered into an agreement with Marathon Capital, LLC and U.S. Energy Systems, Inc. ("USEY") pursuant to the joint acquisition of certain energy assets in the United Kingdom. The energy assets to be acquired included gas field licenses, (with proved recoverable gas reserves estimated to exceed 60 billion cubic feet), gas gathering and processing systems and a related gas turbine power plant. The gas field licenses are owned by Viking Petroleum UK Limited, an entity in which the Company has an approximate 26% ownership interest. The gas turbine plant has a capacity ranging from 40 to 45 megawatts.

Overseas Operating Agreement

On May 22, 2006, the Company and USEY entered into an amended and restated limited liability company operating agreement with respect to U.S. Energy Overseas Investments LLC ("Overseas"). This agreement provides that at closing (i.e., the date on which certain financing arrangements and related transactions are completed):

     o The Company will contribute to Overseas all the outstanding share capital of Viking International Petroleum Limited, the entity that owns 26 shares of Viking Petroleum,

     o    Overseas will issue its Class B membership units to the Company,

     o USEY will issue to the Company warrants to acquire up to 500,000 shares of USEY common stock and

     o USEY will make a capital contribution to Overseas, in addition to its prior capital contribution of $350,000, of $6,150,000.

         Terms and Conditions of Class B Units and Warrants
         --------------------------------------------------

The Class B units will be convertible into up to 1,900,000 shares of USEY common stock beginning on the earlier to occur of the third anniversary of the closing or the date on which the average market price of USEY common stock exceeds $11.00 per share for 20 consecutive trading days. USEY has the right to cause these units to be converted into common stock if the average market price, determined as described in the previous sentence, exceeds $14.30. The right to convert these units ends after the sixth anniversary of the closing.

The warrants are exercisable, until the fifth anniversary of the closing, for the number of shares of USEY common stock and at the exercise prices set forth below:

                                                     Number         Exercise
                         Title                      of shares        Price
                         -----                      ---------        ------
        Series D Common Stock Purchase Warrants      166,667          $8.00
        Series E Common Stock Purchase Warrants      166,667          $9.00
        Series F Common Stock Purchase Warrants      166,667         $10.00

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

The Company is entitled, under specified circumstances, to have the resale of the shares of common stock issuable upon conversion of the units and exercise of the warrants registered under the Securities Act of 1933, as amended.

         Distribution of Net Cash Flow; Allocation of Income and Losses
         --------------------------------------------------------------

The agreement provides that to the extent Overseas' Board of Managers determines that net cash flow is to be distributed, it is to be distributed in the following descending order of priority:

          o Pro rata based on the Company's and USEY's capital contributions until each has received distributions equal to their capital contribution and a preferred return of 12% per year on such contributions;

          o    50%  to  each  party   until  such  party  has   received   total
               distributions of net cash flow equal to $350,000 plus 12% per annum thereon; and thereafter,

          o    90% to USEY and 10% to the Company.

Gain on a sale of all or substantially all of the assets of Overseas or the liquidation or dissolution of Overseas is to distributed in the following order of priority:

          o Pro rata based on the Company's and USEY's capital contributions until each has received distributions equal to their capital contribution and a preferred return of 12% per year on such contributions; o 99% to the Company and 1% to USEY, until the Company has received an amount equal to $20,900,000; and

          o    thereafter to USEY.

Generally, income and losses are to be allocated in the same manner as net cash flow is distributed.

         Voting
         ------

With limited exception, USEY will hold all the voting rights with respect to Overseas.

No Assurance; Further Information

No assurance can be given that this agreement or the related transactions will be completed and, if completed, that they will be profitable to us. For further information regarding the risks, capital requirements and other matters pertaining to the Transactions, we direct your attention to our Quarterly Report on Form 10-QSB for the period ended January 31, 2006 and our Annual Report on Form 10-KSB for the year ended April 30, 2005.

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

                                    SIGNATURE

     In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       VTEX ENERGY, INC.



Date: May 22, 2006                By:  /s/ Randal B. McDonald, Jr.
                                       ---------------------------
                                       Randal B. McDonald, Jr.
                                       Chief Financial Officer





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